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                                                                    EXHIBIT 10.2


                                 ADDENDUM NO. 4
                            TO MASTER LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 19, 1996

THIS ADDENDUM (this "Addendum") amends and supplements the above referenced lease (the "Lease"), between General Electric Capital Corporation ("Lessor") and Millennium Pharmaceuticals, Inc. ("Lessee") and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

Solely to the extent relating to Schedules executed an delivered from and after the date hereof, the Lease is hereby amended by inserting the following Section XXI therein.

      "XXI.  ADDITIONAL COVENANTS.

            (a) At all times during the term of the Lease, Lessee shall maintain, on a consolidated basis, unrestricted cash, cash equivalents and marketable securities of at least $50,000,000. In the event Lessee at any time fails to maintain unrestricted cash, cash equivalent and marketable securities in the amounts required above, within fifteen (15) days after Lessee ceases to satisfy such requirement, Lessee shall cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below. Unrestricted cash, cash equivalents and marketable securities shall be defined as being net of any non-GE Capital contingent liabilities associated with other lease or loan cash triggers, pledge agreements, etc. Except as defined herein, accounting terms used herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

            (b) If Lessee's unrestricted cash, cash equivalents and marketable securities shall ever total $400,000,000 or less, Lessee's chief financial officer or Treasurer shall notify Lessor of the amount of Lessee's consolidated unrestricted cash, cash equivalents and marketable securities and shall certify that such amounts are in compliance with the requirements of Section XXI(a) above, such notification and certification shall be provided within fifteen (15) days after the end of each month, reflecting such information as of the end of the month immediately preceding such notice. If Lessee fails timely to provide such notification and compliance certificates, within fifteen (15) days after such failure, Lessee shall cause to be delivered to Lessor an irrevocable standby letter of credit as described in Section XXI(c) below. A failure by Lessee to provide such Letter of Credit or otherwise comply with this Section XXI shall be a default hereunder.

            (c) The irrevocable standby letter of credit provided pursuant to this addendum shall be (i) in the amount of the then Stipulated Loss Value of all of the Schedules, (ii) issued by a bank which is acceptable to Lessor in its sole discretion, (iii) in the form attached as Exhibit A or as may be acceptable to Lessor in its sole discretion, and (iv) for an initial term of one (1) year with automatic annual renewals thereafter (without amendment except for extension of the then current expiration date by an additional year) until Lessee has received written notice from Lessor to the effect that the Letter of credit is being released in its entirety. Lessee shall also execute a Letter of Credit Agreement in the form attached as Exhibit B."

The parties agree that the amendment set forth in paragraph 1 of Addendum No. 1 shall not be applicable to Schedules executed and delivered after the date hereof. Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor



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effective with respect to the Lease or the Equipment until executed on behalf of
Lessor and Lessee by authorized representatives of Lessor and Lessee.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Addendum to be executed by their duly authorized representatives as of this 28 day of February, 2001

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      MILLENNIUM PHARMACEUTICALS, INC.


By: /s/ RICHARD DAUPHINAIS                By: /s/ DAVID N. CORDO
Name:  Richard Dauphinais                 Name:  David N. Cordo
Title: Senior Transaction Mgr.            Title: Treasurer



                                          Attest:

                                          By: /s/ NICHOLE REIBLEIN